Exhibit 5.1

MICHAEL K. BRANSTETTER	HULL & BRANSTETTER	ILJ. HULL (1888-1975)
	CHARTERED	ALDEN HULL (1919-1984)
	ATTORNEYS AT LAW	PIATT HULL (1914-1992)
	416 RIVER STREET P.O. BOX 709 WALLACE, ID 83873-0709	TELEPHONE: (208)752-1154
FAX: (208) 752-0951

August 16, 2007

Board of Directors

Sterling Mining Company

P.O. Box 2838

Coeur d’Alene, ID 83816

Re:	Registration Statement on Form S-1

Gentlemen:

We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on or about August 16, 2007, with respect to the registration under the Securities Act of 1933, as amended, of a total of up to 26,359,633 shares of common stock (the “Shares”).

All of the Shares are to be offered for sale for the benefit of the Selling Security Holders named in the Registration Statement. The Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement.

As your legal counsel, we have examined the proceedings taken by you in connection with the sale of the Shares. It is our opinion that the Shares now outstanding are legally and validly issued, fully paid and non-assessable. With respect to Shares that may be acquired on conversion of the special warrants and exercise of options and warrants described in the Registration Statement, it is our opinion that such Shares will be, when issued in accordance with the terms of the special warrants, options, and warrants, validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Board of Directors

Sterling Mining Company

August 16, 2007

Our opinions are based on and limited to the laws of the State of Idaho and Idaho corporate law. We express no opinion except as expressly set forth herein and no opinions shall be implied. We offer no opinions on matters relating to compliance with Securities Acts and Laws.

Very truly yours,

HULL & BRANSTETTER CHARTERED

By:	/s/ Michael K. Branstetter
Michael K. Branstetter

MKB/pwk